Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-172511 on Form S-3 of our report dated February 28, 2012, relating to the consolidated financial statements and financial statement schedule of Wisconsin Electric Power Company and subsidiary, appearing in this Annual Report on Form 10-K of Wisconsin Electric Power Company and subsidiary for the year ended December 31, 2011.

/s/DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
February 28, 2012